Exhibit 99.5

Lazard & Co., Limited 50 Stratton Street London W1J 8LL United Kingdom	Centerview Partners UK LLP Ryder Court 14 Ryder Street London SW1 6QB United Kingdom

Citigroup Global Markets Limited Citigroup Centre Canada Square London E14 5LB United Kingdom	Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom

To:	The Directors

Kraft Foods Inc.

Three Lakes Drive

Northfield

Illinois

60093

United States of America

4 December 2009

Dear Sirs

Report on profit forecasts by Kraft Foods Inc.

We refer to the profit forecasts comprising the statements by Kraft Foods Inc. (“Kraft Foods”) in respect of the diluted earnings per share and discretionary cash flow of Kraft Foods and its consolidated subsidiaries (together the “Kraft Foods Group”) for the year ending 31 December 2009 (together, the “Profit Forecast”).

We have discussed the Profit Forecast and the bases and assumptions on which it has been prepared with the executive officers of Kraft Foods and with PricewaterhouseCoopers LLP. Kraft Foods has confirmed to us that all information relevant to the Profit Forecast has been disclosed to us. We have relied upon the accuracy and completeness of all such information and have assumed such accuracy and completeness for the purposes of providing this letter to you. We have also discussed the accounting policies and basis of calculation for the Profit Forecast with the executive officers of Kraft Foods and with PricewaterhouseCoopers LLP and we have considered PricewaterhouseCoopers LLP’s letter dated 4 December 2009 addressed to you and us on this matter.

This letter to you is solely in connection with Rule 28.3(b) of the City Code on Takeovers and Mergers and for no other purpose. Accordingly, save for any responsibility that we may have to those persons to whom this letter is expressly addressed, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any person for any loss suffered by any such person as a result of, or in connection with, this letter.

On the basis of the foregoing, we consider that the Profit Forecast, for which you in your capacity as directors are solely responsible, for the purposes of the City Code on Takeovers and Mergers, has been prepared with due care and consideration by the directors.

Yours faithfully,

for and on behalf of

Lazard & Co., Limited	Centerview Partners UK LLP

Citigroup Global Markets Limited	Deutsche Bank AG, London Branch

Lazard & Co., Limited, which is authorised and regulated by the Financial Services Authority in the United Kingdom, is acting as financial adviser to Kraft Foods and no one else in connection with the offer by Kraft Foods for Cadbury plc (the “Offer”) and will not be responsible to anyone other than Kraft Foods for providing the protections afforded to clients of Lazard or for providing advice in relation to the Offer or for any other matter referred to herein.

Centerview Partners UK LLP, which is authorised and regulated by the Financial Services Authority in the United Kingdom, is acting as financial adviser to Kraft Foods and no one else in connection with the Offer and will not be responsible to anyone other than Kraft Foods for providing the protections afforded to clients of Centerview Partners UK LLP or for providing advice in relation to the Offer or for any other matter referred to herein.

Citigroup Global Markets Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Citigroup Global Markets Limited, nor for providing advice in relation to the Offer or any matter referred to herein.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin—Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority. Details about the extent of Deutsche Bank AG’s authorisation and regulation by the Financial Services Authority are available on request. Deutsche Bank AG is acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the Offer and will not be responsible to anyone other than Kraft Foods for providing the protections afforded to the clients of Deutsche Bank AG nor for providing advice in relation to the Offer or any other matter referred to herein.

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